Exhibit 3. Reconciliation of 1997 Forms 10-Q to Quarterly Financial Information
           Reported in 1997 Annual Report.


Unaudited quarterly financial information for the Company is contained in Note 19 on page 60 of the Financial Statements included in the the Annual Report and is incorporated herein by reference. The quarterly financial information in the Annual Report is presented on a restated basis and reflects consolidated results of operations of CBI, CBOV and CBOC for the periods presented. Bacause the Company did not acquire CBOC until July 1, 1997 and CBOV until July 1, 1996, financial results reported by the Company on its Form 10-Q for all quarters of 1996 and the first and second quarters of 1997 differ from the results presented in the Annual Report for the comparable periods. Set forth below is a chart that reconciles financial results reported on these Forms 10-Q with the quarterly information presented in the Annual Report.

      RECONCILIATION OF 1997 FORMS 10-Q TO QUARTERLY FINANCIAL INFORMATION
                         REPORTED IN 1997 ANNUAL REPORT

                                    REPORTED           COUNTY           COMMERCE       REPORTED
                                    IN 1997           BANK OF           BANK OF        IN 1997
                                   FORM 10-Q        CHESTERFIELD        VIRGINIA     ANNUAL REPORT
                                ------------------------------------------------------------------
                                                                  (Dollars in thousands)
First Quarter, 1997:
--------------------
Interest Income                      $ 3,514            $ 1,574           N/A           $ 5,088

Net Interest Income                  $ 2,159            $   830           N/A           $ 2,989

Earnings per Share                   $  0.35            $   0.23          N/A           $  0.31

Second Quarter, 1997:
--------------------
Interest Income                      $ 3,582            $  1,678          N/A           $ 5,260

Net Interest Income                  $ 2,214            $    895          N/A           $ 3,109

Earnings per Share                   $ 0.36             $   0.24          N/A           $ 0.30




                                   REPORTED           COUNTY           COMMERCE        REPORTED
                                   IN 1996           BANK OF           BANK OF          IN 1997
                                  FORM 10-Q        CHESTERFIELD        VIRGINIA      ANNUAL REPORT
                               -------------------------------------------------------------------
                                                             (Dollars in thousands)
First Quarter, 1996:
--------------------
Interest Income                      $ 1,946            $ 1,471        1,411            $ 4,828

Net Interest Income                  $ 1,181            $   724          827            $ 2,732

Earnings per Share                   $  0.35            $  0.25      $  0.50            $  0.31

Second Quarter, 1996:
---------------------
Interest Income                      $ 1,941            $ 1,516      $ 1,479            $ 4,936

Net Interest Income                  $ 1,203            $   765      $   901            $ 2,869

Earnings per Share                   $  0.34            $  0.26      $  0.57            $  0.32

Third Quarter, 1996:
--------------------
Interest Income                      $ 3,557            $ 1,552        N/A              $ 5,109

Net Interest Income                  $ 2,223            $   797        N/A              $ 3,020

Earnings per Share                   $  0.41            $  0.30        N/A              $  0.37

Fourth Quarter, 1996:
---------------------
Interest Income                      $ 3,559            $ 1,628        N/A              $ 5,187

Net Interest Income                  $ 2,202            $   889        N/A              $ 3,091

Earnings per Share                   $  0.45             $  0.24       N/A              $  0.36